UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2008

Veridigm, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30536	22-3530573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17383 Sunset Boulevard, Suite B-280 Pacific Palisades, CA	90272
(Address)	(Zip Code)

Registrant's telephone number, including area code: 1 888 646 5677

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Contract

In a press release dated April 9, 2007, Veridigm Inc. (‘the Company’) announced the Company has entered into a definitive agreement to acquire 100% of the assets, liabilities and operations of Winevin International Inc. (“Winevin”) (a Nevada Corp) and its wholly owned subsidiaries. The Company enacted the Definitive Agreement on April 4, 2008 with Winevin, whereby the Company has acquired Winevin as a wholly owned subsidiary. The Company will receive 100% of Winevin’s issued and outstanding common shares of 7,363,000 in exchange for i) 1,564,384 shares of new restricted Veridigm common stock; and, ii) the assumption of approximately $600,000 in Winevin debt.

Winevin International Inc., (Nevada) was founded in 2000.  Winevin is a wine manufacturing and distribution company.  Operations include on premise winemaking operations in North America as well as bulk and bottled wine and spirits, distributed via retail outlets, wholesale and agency channels in North America and China.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities

Veridigm will issue 1,564,384 to 54 shareholders of Winevin on a pari passu basis of the ownership in Winevin’s capital structure.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1

Plan of Acquisition between Veridigm Inc. and Winevin International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: Friday, April 18, 2008

Veridigm, Inc.

/s/ Gary P. Freeman

_______________________________

Gary P. Freeman

President and CFO